Exhibit 8.1

Subsidiaries of CoinShares PLC

Entity Name	Jurisdiction of Incorporation or Organization
CoinShares International Limited	Jersey
CoinShares (Jersey) Limited	Jersey
CoinShares Capital Markets (Jersey) Limited	Jersey
CoinShares Digital Securities Limited	Jersey
CoinShares Corporate Services (Jersey) Limited	Jersey
CoinShares Employment Services (Jersey) Limited	Jersey
CoinShares XBT Provider AB (publ)	Sweden
CoinShares Capital Markets (UK) Limited	United Kingdom
CIRCA5000 ICAV	Ireland
CoinShares France SAS	France
CoinShares Asset Management SASU	France
CoinShares Switzerland AG	Switzerland
Valkyrie Funds LLC	Tennessee
CoinShares Co.	Delaware
CoinShares Capital LLC	Delaware
CoinShares GP I LLC	Delaware
CoinShares Bitcoin GP Limited	Jersey
CoinShares Relative Value Opportunities GP Limited	Jersey
CoinShares Ethereum GP Limited	Jersey
CoinShares Bastion Market Neutral BTC (US) Feeder Fund, LP	Delaware
CoinShares Relative Value Opportunities US Feeder Fund, LP	Delaware
CoinShares Bitcoin Integrated Strategies Master Fund Limited	Jersey
CoinShares Bitcoin Integrated Strategies Feeder Fund Limited	Jersey
CoinShares Relative Value Opportunities Master Fund Limited	Jersey
CoinShares Relative Value Opportunities Feeder Fund Limited	Jersey
CoinShares Ethereum Integrated Strategies Master Fund Limited	Jersey
CoinShares Ethereum Integrated Strategies Feeder Fund Limited	Jersey